Exhibit 16

Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281 - 1414
USA

Tel +1 212 436 2000
Fax +1 212 436 5000
www.deloitte.com

December 23, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Langer, Inc.’s Form 8-K dated December 22, 2005, and have the following comments:

1.                                       We agree with the statements made in Item 4.01(a)(i), (ii), (iv), (v) and (vi).

2.                                       We have no basis on which to agree or disagree with the statements made in Item 4.01(a)(iii) and Item 4.01(b)(i) and (ii).

Yours truly,

/s/ Deloitte & Touche LLP